                                                                  Exhibit (h)(2)

                            ADMINISTRATION AGREEMENT


Smith Barney Fund Management LLC
125 Broad Street
New York, New York 10003

Dear Sir or Madam:

      The investment companies listed on Appendix B hereto (individually "Fund", and collectively, "Funds") each confirm their agreement with Smith Barney Fund Management LLC ("SBFM") as follows:

      1.    Investment Description; Appointment

            The Fund desires to employ its capital by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Prospectus and Statement of Additional Information as from time to time in effect and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund (the "Board"). Copies of the Fund's Prospectus and Statement of Additional Information have been submitted to SBFM. The Fund desires to employ and hereby appoints SBFM to act as its administrator. SBFM accepts this appointment and agrees to furnish the services to the Fund for the compensation set forth below. SBFM is hereby authorized to retain third parties and is hereby authorized to delegate some of or all of its duties or obligations hereunder to such persons provided that such persons shall remain under the general supervision of SBFM.

      2.    Services as Administrator

            Subject to the supervision and direction of the Board, SBFM will:
(a) assist in supervising all aspects of the Fund's operations except those performed by the Fund's investment adviser under its investment advisory agreement; (b) supply the Fund with office facilities (which may be in SBFM's own offices), statistical and research data, data processing services, clerical, accounting and bookkeeping services, including, but not limited to, the calculation of (i) the net asset value of shares of the Fund, (ii) applicable contingent deferred sales charges and similar fees and charges and (iii) distribution fees, internal auditing and legal services, internal executive and administrative services, and stationary and office supplies; and (c) prepare Board materials, reports to shareholders of the Fund, tax returns and reports to and filings with the Securities and Exchange Commission (the "SEC") and state blue sky authorities.

      3.    Compensation

            In consideration of services rendered pursuant to this Agreement, the Fund will pay SBFM on the first business day of each month a fee for the previous month at an annual rate as set forth in Appendix C of each Fund's average daily net assets. The fee for the period from the date the Fund's initial registration statement is declared effective by the SEC to the end of the month during which the initial registration statement is declared effective shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to SBFM, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus and Statement of Additional Information as from time to time in effect.

      4.    Expenses

            SBFM will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including: organizational



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                                                                               2

expenses for establishing new investment portfolios, taxes, interest, brokerage fees and commissions, if any; fees of the members of the Board of the Fund who are not officers, directors or employees of SBFM or its affiliates; SEC fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's and Board members' proportionate share of insurance premiums, professional association dues and/or assessments; outside auditing and legal expenses; costs of maintaining the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; payment for portfolio pricing services to a pricing agent, if any; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings; and litigation and any other extraordinary expenses. In addition, the Fund will pay all distribution fees pursuant to a Distribution Plan adopted under Rule 12b-1 of the Investment Company Act of 1940, as amended (the "1940 Act").

      5.    Standard of Care

            SBFM shall exercise its best judgment in rendering the services listed in paragraph 2 above, and SBFM shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect SBFM against liability to the Fund or to its shareholders to which SBFM would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of SBFM's reckless disregard of its obligations and duties under this Agreement.

      6.    Term of Agreement

            This Agreement shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or by the Board of Directors of the Fund and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's directors who are not parties to this agreement or "interested persons" (as defined in the 1940 Act) of any such party, unless terminated by the Board or by a "vote of majority of the outstanding voting securities" of the Fund upon 30 days notice to SBFM.

      7.    Service to Other Companies or Accounts

            The Fund understands that SBFM now acts, will continue to act and may act in the future as administrator to one or more other investment companies, and the Fund has no objection to SBFM so acting. In addition, the Fund understands that the persons employed by SBFM or its affiliates to assist in the performance of its duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of SBFM or its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

      8.    Indemnification

            The Fund agrees to indemnify SBFM and its officers, directors, employees, affiliates, controlling persons, agents (including persons to whom responsibilities are delegated hereunder) ("indemnitees") against any loss, claim, expense or cost of any kind (including reasonable attorney's fees) resulting or arising in connection with this Agreement or from the performance or failure to perform any act hereunder, provided that no such indemnification shall be available if the indemnitee violated the standard of care in paragraph 5 above. This indemnification shall be limited by the 1940 Act, and relevant state law. Each indemnitee shall be entitled to advancement of its expenses in accordance with the requirements of the 1940 Act and the rules, regulations and interpretations thereof as in effect from time to time.

      9.    Limitation of Liability

            The Fund and SBFM agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Board members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund. The execution and delivery of this Agreement has been duly authorized by the Fund and SBFM, and signed by an authorized officer of each, acting as such. Neither the authorization by the Board members of the Fund, nor the execution and delivery by the officer of the Fund shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund.

      10.   Amendments

            All amendments shall be in writing.

      11. This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act.

      If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by singing and returning to us the enclosed copy hereof.

                                                     Very truly yours,

                                                     On behalf of each Fund
                                                     listed on Appendix B


                                                     By:
                                                        ------------------------
                                                     Title:


Accepted:

Smith Barney Fund Management LLC

By:
   -----------------------------------------
Title:

                                                                      APPENDIX A


ADMINISTRATIVE SERVICES

Fund Accounting. Fund accounting services involve comprehensive accrual-based recordkeeping and management information. They include maintaining the Fund's books and records in accordance with the Investment Company Act of 1940, as amended (the "1940 Act"), net asset value calculation, daily dividend calculation, tax accounting and portfolio accounting.

            The designated Fund accountants interact with the Fund's custodian, transfer agent and investment adviser daily. As required, the responsibilities of each Fund accountant may include:

            o Cash Reconciliation - Reconcile prior day's ending cash balance per custodian's records and the accounting system to the prior day's ending cash balance per fund accounting's cash availability report;

            o Cash Availability - Combine all activity affecting the Fund's cash account and produce a net cash amount available for investment;

            o Formal Reconciliations - Reconcile system generated reports to prior day's calculations of interest, dividends, amortization, accretion, distributions, capital stock and net assets;

            o Trade Processing - Upon receipt of instructions from the investment adviser review, record and transmit buys and sells to the custodian;

            o Journal Entries - Input entries to the accounting system reflecting shareholder activity and Fund expense accruals;

            o Reconcile and Calculate N.O.A. (net other assets) - Compile all activity affecting asset and liability accounts other than investment account;

            o Calculate Net Income, Mil Rate and Yield for Daily Distribution Funds - Calculate income on purchase and sales, calculate change in income due to variable rate change, combine all daily income less expenses to arrive at net income, calculate mil rate and yields (1 day, 7 day and 30 day);

            o Mini-Cycle (except for Money Market Funds) - Review infra day trial balance and reports, review trial balance N.O.A.;

            o Holdings Reconciliation - Reconcile the portfolio holdings per the system to custodian records;

            o Pricing - Determine N.A.V. for Fund using market value of all securities and currencies (plus N.O.A.), divided by the shares outstanding, and investigate securities with significant price changes (over 5%);

            o Money Market Fund Pricing - Monitor valuation for compliance with Rule 2a-7;

            o System Check-Back - Verify the change in market value of securities which saw trading activity per the system;

            o Net Asset Value Reconciliation - Identify the impact of current day's Fund activity on a per share basis;

            o Reporting of Price to NASDAQ - 5:30 P.M. is the final deadline for Fund prices being reported to the newspaper;



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                                                                               2

            o Reporting of Price to Transfer Agent - N.A.V.s are reported to transfer agent upon total completion of above activities.

            In addition, Fund accounting personnel: communicate corporate actions of portfolio holdings to portfolio managers; initiate notification to custodian procedures on outstanding income receivables; provide information to the Fund's treasurer for reports to shareholders, SEC, Board members, tax authorities, statistical and performance reporting companies and the Fund's auditors; interface with the Fund's auditors; prepare monthly reconciliation packages, including expense pro forma; prepare amortization schedules for premium and discount bonds based on the effective yield method; prepare vault reconciliation reports to indicate securities currently "out-for-transfer;" and calculate daily expenses based on expense ratios supplied by Fund's treasurer.

Financial Administration. The financial administration services made available to the Fund fall within three main categories: Financial Reporting; Statistical Reporting; and Publications. The following is a summary of the services made available to the Fund by the Financial Administration Division:

                  Financial Reporting

                  o Coordinate the preparation and review of the annual, semi-annual and quarterly portfolio of investments and financial statements included in the Fund's shareholder reports.

                  Statistical Reporting

                  o     Total return reporting;

                  o SEC 30-day yield reporting and 7-day yield reporting (for money market finds);

                  o     Prepare dividend summary;

                  o     Prepare quarter-end reports;

                  o Communicate statistical data to the financial media (Donoghue, Lipper, Morningstar, et al.)

                  Publications

                  o Coordinate the printing and mailing process with outside printers for annual and semi-annual reports, prospectuses, statements of additional information, proxy statements and special letters or supplements;

                  o Provide graphics and design assistance relating to the creation of marketing materials and shareholder reports.

Treasury. The following is a summary of the treasury services available to the
Fund:

                  o Provide a Treasurer and Assistant Treasurer for the Fund;

                  o     Determine expenses properly chargeable to the Fund;

                  o     Authorize payment of bills for expenses of the Fund;

                  o     Establish and monitor the rate of expense accruals;

                  o Prepare financial materials for review by the Fund's Board (e.g., Rule 2a7, 10f-3, 17a-7 and 17e-1 reports, repurchase agreement dealer lists, securities transactions);



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                                                                               3

                  o     Recommend dividends to be voted by the Fund's Board;

                  o Monitor mark-to-market comparisons for money market funds;

                  o Recommend valuation to be used for securities which are not readily saleable;

                  o Function as a liaison with the Fund's outside auditors and arrange for audits;

                  o Provide accounting, financial and tax support relating to portfolio management and any contemplated changes in the Fund's structure or operations;

                  o     Prepare and file forms with the Internal Revenue Service

                        o     Form 8613

                        o     Form 1120-RIC

                        o     Board Members' and Shareholders' 1099s

                        o Mailings in connection with Section 852 and related regulations.

Legal and Regulatory Services. The legal and regulatory services made available to the Fund fall within five main areas: SEC and Public Disclosure Assistance; Corporate and Secretarial Services; Legal Consultation and Business Planning; Compliance Services; and Blue Sky Registration or State Regulation. The following is a summary of the legal and regulatory services available to the
Fund:

                  SEC and Public Disclosure Assistance

                  o File annual amendments to the Fund's registration statements, including updating the prospectus and statement of additional information where applicable;

                  o File annual and semi-annual shareholder reports with the appropriate regulatory agencies;

                  o     Prepare and file proxy statements;

                  o     Review marketing material for SEC and NASD clearance;

                  o     Provide legal assistance for shareholder communications.

                  Corporate and Secretarial Services

                  o Provide a Secretary and an Assistant Secretary for the Fund;

                  o     Maintain general corporate calendar;

                  o Prepare agenda and background materials for Fund board meetings, make presentations where appropriate, prepare minutes and follow-up matters raised at Board meetings;

                  o Organize, attend and keep minutes of shareholder meetings;

                  o Maintain corporate organizational documents and By-Laws of the Fund.

                  Legal Consultation and Business Planning

                  o Provide general legal advice on matters relating to portfolio management, Fund operations and any potential changes in the Fund's investment policies, operations or structure;



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                                                                               4

                  o Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Fund's Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

                  o Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

                  o Manage Fund litigation matters and assume full responsibility for the handling of routine Fund examinations and investigations by regulatory agencies.

                  Compliance Services

                  The Compliance Department is responsible for preparing compliance manuals, conducting seminars for Fund accounting and advisory personnel and performing on-going testing of the Fund's portfolio to assist the Fund's investment adviser in complying with prospectus guidelines and limitations, 1940 Act requirements and Internal Revenue Code requirements. The Department may also act as liaison to the SEC during its routine examinations of the Fund.

                  State Regulation or Blue Sky Registration

                  The State Regulation Department operates in a fully automated environment using blue-sky registration software developed by Price Waterhouse. In addition to being responsible for the initial and on-going registration of shares in each state, the Department acts as liaison between the Fund and state regulators, and monitors and reports on shares sold and remaining registered shares available for sale.

                                   APPENDIX B

SALOMON BROTHERS SERIES FUNDS INC
All Cap Value Fund
Balanced Fund
Cash Management Fund
High Yield Bond Fund
Institutional Money Market Fund
International Equity Fund
Large Cap Growth Fund
New York Municipal Money Market Fund
Short/Intermediate U.S. Government Fund
Small Cap Growth Fund
Strategic Bond Fund

SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC
Institutional Emerging Markets Debt Fund
Institutional High Yield Bond Fund

SALOMON BROTHERS VARIABLE SERIES FUNDS INC
Variable All Cap Fund
Variable High Yield Bond Fund
Variable Investors Fund
Variable Large Cap Growth Fund
Variable Small Cap Growth Fund
Variable Strategic Bond Fund
Variable Total Return Fund

                                   APPENDIX C

     --------------------------------------------------------------------------------------------------------------
                                                                                               FEE
     --------------------------------------------------------------------------------------------------------------
                         SALOMON BROTHERS SERIES FUNDS INC
     --------------------------------------------------------------------------------------------------------------
                                All Cap Value Fund                               Good and Valuable Consideration
     --------------------------------------------------------------------------------------------------------------
                                   Balanced Fund                                              0.05%
     --------------------------------------------------------------------------------------------------------------
                               Cash Management Fund                                           0.05%
     --------------------------------------------------------------------------------------------------------------
                               High Yield Bond Fund                                           0.05%
     --------------------------------------------------------------------------------------------------------------
                          Institutional Money Market Fund                                     0.05%
     --------------------------------------------------------------------------------------------------------------
                             International Equity Fund                                        0.05%
     --------------------------------------------------------------------------------------------------------------
                               Large Cap Growth Fund
                            First $5 Billion in Assets                                        0.05%
                                 Next $2.5 Billion                                            0.025%
                                 Next $2.5 Billion                                            0.025%
                                Over $10.0 Billion                                            0.00%
     --------------------------------------------------------------------------------------------------------------
                       New York Municipal Money Market Fund                                   0.05%
     --------------------------------------------------------------------------------------------------------------
                  Short/Intermediate U.S. Government Income Fund                              0.05%
     --------------------------------------------------------------------------------------------------------------
                               Small Cap Growth Fund                                          0.05%
     --------------------------------------------------------------------------------------------------------------
                                Strategic Bond Fund                                           0.05%
     --------------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------
     SALOMON BROTHERS INSTITUTIONAL SERIES FUNDS INC
     --------------------------------------------------------------------------------------------------------------
                     Institutional Emerging Markets Debt Fund                                 0.05%
     --------------------------------------------------------------------------------------------------------------
                        Institutional High Yield Bond Fund                                    0.05%
     --------------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------
                    SALOMON BROTHERS VARIABLE SERIES FUNDS INC
     --------------------------------------------------------------------------------------------------------------
                               Variable All Cap Fund                             Good and Valuable Consideration
     --------------------------------------------------------------------------------------------------------------
                           Variable High Yield Bond Fund                                      0.05%
     --------------------------------------------------------------------------------------------------------------
                              Variable Investors Fund                            Good and Valuable Consideration
     --------------------------------------------------------------------------------------------------------------
                          Variable Large Cap Growth Fund
                            First $5 Billion in Assets                                        0.05%
                                 Next $2.5 Billion                                            0.025%
                                 Next $2.5 Billion                                            0.025%
                                Over $10.0 Billion                                            0.00%
     --------------------------------------------------------------------------------------------------------------

     --------------------------------------------------------------------------------------------------------------
                          Variable Small Cap Growth Fund                         Good and Valuable Consideration
     --------------------------------------------------------------------------------------------------------------
                           Variable Strategic Bond Fund                                       0.05%
     --------------------------------------------------------------------------------------------------------------
                            Variable Total Return Fund                           Good and Valuable Consideration
     --------------------------------------------------------------------------------------------------------------